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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                     Computer Associates International, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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                                EXPLANATORY NOTE

Computer Associates International, Inc., a Delaware corporation ("Computer Associates", "CA" or the "Company"), is filing the materials contained in this
Schedule 14A with the Securities and Exchange Commission on August 14, 2001 in connection with the solicitation of proxies for electing the board of directors of Computer Associates at the 2001 annual meeting of Computer Associates' stockholders.

THE FOLLOWING LETTER WAS SENT TO CA SHAREHOLDERS ON AUGUST 14, 2001:


                                             ONE COMPUTER ASSOCIATES PLAZA
                                             ISLANDIA, NEW YORK 11749
                                             TEL: +1 631 342 6000
                                             FAX: +1 631 342 6800
                                             CA.COM


                                                                 August 14, 2001

Dear Computer Associates Shareholder:

As we quickly approach CA's annual meeting on August 29, we want to thank those of you who have already voted for CA's current management and board, and encourage those of you who haven't yet voted to do so now.

           YOUR VOTE IS IMPORTANT - PLEASE VOTE YOUR WHITE PROXY TODAY

INSTITUTIONAL SHAREHOLDER SERVICES AND PROXY MONITOR RECOMMEND VOTING FOR CA'S DIRECTOR NOMINEES


|X| Institutional Shareholder Services ("ISS") and Proxy Monitor, the world's two largest independent providers of proxy voting and corporate governance services, have recommended that their institutional clients vote in favor of CA's existing Board.

|X| In its report supporting CA's slate of directors, ISS said: "We conclude that shareholders should vote in favor of the incumbent directors, thereby allowing management to continue its ongoing strategy to reposition CA for the future."*

             WHEN YOU VOTE, CONSIDER THESE FACTS ABOUT WYLY'S RECORD
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We urge you to consider a few facts about Wyly's performance when he was chairman of Michaels Stores:

o in 1995, he bet against his own company's stock price with a deal that could pay him $1.77 million for every dollar Michaels' stock price fell BELOW a specified price,

o IN 1998, MICHAELS WAS NAMED BY THE CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM, AS ONE OF CORPORATE AMERICA'S POOREST PERFORMERS WITH "SOME OF THE MOST EGREGIOUS CORPORATE GOVERNANCE PRACTICES" OF ANY PUBLICLY TRADED COMPANY, AND

o in 2001, Michaels was forced to restate earnings because it settled a lawsuit by employees who claimed Michaels violated California law.

      THIS IS THE SAME WYLY WHO:

o in 1979, was CHARGED by the SEC for failing to disclose certain securities transactions and who consented to a federal court order barring him from violating anti-fraud, proxy and other provisions of the federal securities laws, and

o in 1986 purchased with his family, Frost Brothers, a 69-year old retail chain, which filed for BANKRUPTCY only two years later.

      CONSIDER WHETHER YOU CAN TRUST ANYTHING THAT WYLY SAYS WHEN:

o Wyly says he has a $65 million investment in CA(1) when in fact he only owns 100 shares and options worth about $15 million at the current market price(2).

o WYLY SAYS TO STERLING SOFTWARE EMPLOYEES AND CUSTOMERS ON MARCH 30, 2000 THAT "I'M KEEPING MY CA STOCK THAT COMES IN THE MERGER"(3) AND THEN SELLS ALL HIS SHARES 10 MONTHS LATER(4).

o Wyly says he has won all three proxy fights he has launched(5) when in fact he lost a proxy fight against Informatics in 1985(6).

o Wyly says HE sold the first company he ever started - University Computing Company - to Computer Associates in 1987(7) when in fact he was forced out of the company in 1979(8).

      WE URGE YOU NOT TO TURN CA OVER TO SAM WYLY.
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                   WE BELIEVE WYLY'S PLAN TO BREAK UP CA WOULD
                  HURT CUSTOMERS AND DESTROY SHAREHOLDER VALUE

      Our customers have told us that they don't want CA to be broken up. In fact, we believe two-thirds of our customers view CA as a one-stop provider of a wide range of software solutions for their diverse business needs.

      We think Wyly's plan is misguided and would hurt CA's customers, shareholders and employees. In our view, it would also increase expenses and create wasteful administrative duplication.

      WE BELIEVE OUR CUSTOMERS LIKE HOW WE ARE SERVING THEM TODAY, AND THAT THEY THINK WYLY'S PLAN TO BREAK UP CA IS A BAD IDEA


      AS YOU CONSIDER YOUR VOTE, WE URGE YOU TO KEEP THE FOLLOWING IN MIND:

|X| CA's existing management team has grown CA to the fourth-largest software firm in the world with a market capitalization of over $18 billion.

|X| IN THE LAST THREE YEARS, WE'VE GENERATED OVER $4 BILLION IN CASH FROM OPERATIONS AND RETURNED OVER $1.5 BILLION TO SHAREHOLDERS IN THE FORM OF DIVIDENDS AND SHARE REPURCHASES.

|X| CA's stock price increased over 14,100% between its IPO on December 11, 1981 and June 29, 2001.

|X| YEAR-TO-DATE, OUR STOCK PRICE HAS RISEN OVER 75%, OUTPERFORMING THE S&P 500, THE NASDAQ COMPOSITE, APPLE, CISCO, COMPAQ, DELL, EMC,
      HEWLETT-PACKARD, IBM, INTEL AND MICROSOFT(10) IN A VERY DIFFICULT ECONOMIC ENVIRONMENT.

|X|   From FY 1982-FY 2001, CA's revenues grew at a 30% CAGR.

                   THE CHOICE IS CLEAR: VOTE CA'S WHITE PROXY


      We know that we have to earn your support every day, AND WE INTEND TO STAY FOCUSED ON CONTINUING TO BUILD AND IMPROVE CA. Having built CA over the last 25 years, we couldn't be more excited about the potential of CA over the next 25 years. The choice is clear. We urge you to support the existing CA management and Board by PROMPTLY SIGNING AND RETURNING THE WHITE CARD.
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      YOUR VOTE IS IMPORTANT! Enclosed you will find a WHITE proxy card with which to vote. Only the WHITE proxy card allows you to vote for the current Board of Directors. We urge you to vote FOR all of the items on the WHITE proxy and to mail back ONLY the WHITE proxy in the enclosed postage-paid envelope. We urge you to ignore and throw away any green cards that may be sent to you by Wyly or Ranger Governance. The prompt return of your WHITE proxy will ensure that your vote is counted.


                                                     Very truly yours,


      CHARLES B. WANG                        SANJAY KUMAR
      CHAIRMAN                               PRESIDENT & CHIEF EXECUTIVE OFFICER

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(1)   INTERVIEW WITH CNET NEWS.COM PUBLISHED ON JULY 4, 2001.

(2) ANNEX A TO DEFINITIVE PROXY STATEMENT FILED BY RANGER GOVERNANCE, LTD. ON JULY 27, 2001

(3) MESSAGE TO STERLING SOFTWARE EMPLOYEES AND CUSTOMERS DATED MARCH 30, 2000, A COPY OF WHICH WAS FILED BY COMPUTER ASSOCIATES ON SCHEDULE 14A ON AUGUST 2, 2001

(4)   PRESS RELEASE ISSUED BY RANGER GOVERNANCE, LTD ON AUGUST 6, 2001

(5)   INTERVIEW WITH THESTREET.COM ON AUGUST 7, 2001

(6)   WALL STREET JOURNAL, MAY 14, 1985 AT PAGE 15.

(7)   BIOGRAPHY OF SAM WYLY ON "RANGER'S SLATE OF NOMINEES" IN RANGERGOV.COM

(8) TONI MACK, "THE OPPORTUNIST. (SAM WYLY) BIOGRAPHY," FORBES, OCT. 20, 1986, PAGE 62

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(9)   BETWEEN 12/11/81 AND 6/29/01, CA'S STOCK PRICE INCREASED BY 14,166%.
      SOURCE: FACTSET.

(10) BASED ON STOCK PRICE APPRECIATION FROM 12/29/00-7/31/01: CA (77%), S&P 500 (-8%), NASDAQ COMPOSITE (-18%), APPLE (26%), CISCO (-50%), COMPAQ (-1%),
      DELL (54%), EMC (-70%), HEWLETT-PACKARD (-22%), IBM (24%), INTEL (-1%) AND MICROSOFT (53%). FIGURES FROM FACTSET.

* THE COMPANY HAS NOT SOUGHT OR OBTAINED THE CONSENT OF THE QUOTED SOURCE TO THE USE OF SUCH QUOTE AS PROXY SOLICITING MATERIAL.
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         IF YOU HAVE ANY QUESTIONS, REQUIRE ASSISTANCE IN VOTING YOUR WHITE
PROXY CARD OR NEED ADDITIONAL COPIES OF THE PROXY STATEMENT OR RELATED MATERIALS, PLEASE CALL OUR PROXY SOLICITORS TOLL FREE AT:

         MacKenzie Partners, Inc.:  800-322-2885

         D.F. King & Co., Inc.:  800-431-9642